CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the use in this Post-Effective Amendment No. 35 to the Registration Statement No. 333-31131 on Form N-4 of (1) our reports dated April 20, 2007 relating to the financial statements of Separate Account No. 49 and No. 45 of AXA Equitable Life Insurance Company for the year ended December 31, 2006, and (2) our report dated March 15, 2007 relating to the consolidated financial statements of AXA Equitable Life Insurance Company for the year ended December 31, 2006. We also consent to the incorporation by reference in the Prospectuses and Supplement of our reports dated March 15, 2007 appearing on page F-1 and page F-59 of AXA Equitable Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the references to us under the headings "Incorporation of certain documents by reference" in the Prospectuses and "Custodian and independent registered public accounting firm" in the Statements of Additional Information.




/s/ PricewaterhouseCoopers LLP
New York, New York
April 24, 2007